Exhibit 10.1

ADDITIONAL ISSUANCE AGREEMENT

This Additional Issuance Agreement (this “Agreement”), dated as of September 13, 2016, is made pursuant to that certain Securities Purchase Agreement, dated as of October 28, 2015, as amended on March 11, 2016 by addendum and by letter agreement on July 1, 2016, and by letter agreement on August 3, 2016 (the “Purchase Agreement”), by and between Propanc Health Group Corporation, a Delaware corporation (the “Company”), and Delafield Investments Limited for the purchase of the Company’s 5% Original Issue Discount Senior Secured Convertible Debenture due February 28, 2017 (the “Debenture”) and the Common Stock purchase warrants issued and outstanding in connection therewith (collectively, the “Warrants”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Issuance of New Debenture. The Company hereby agrees to issue against payment to the Purchaser a 5% Original Issue Discount Senior Secured Debenture of the Company in the principal amount of $165,000, which debenture shall be in the form of Exhibit A attached hereto (the “New Debenture”). The total purchase price to the Purchaser for the purchase of the New Debenture is $150,000 (the “New Subscription Amount”) representing an original issue discount of 10%. The Company shall promptly deliver to the Purchaser the New Debenture. The Company hereby acknowledges its receipt of the New Subscription Amount from the Purchaser on the date hereof.

2.             Documents. The rights and obligations of the Purchaser and of the Company with respect to the New Debenture and the shares of Common Stock issuable under the New Debenture (the “New Underlying Shares”) shall be identical in all respects to the rights and obligations of the Purchaser and of the Company with respect to the Debenture, the Warrants and the Underlying Shares issued and issuable pursuant to the Purchase Agreement, except that the Purchaser will not receive any registration rights with respect to the New Underlying Shares and except as otherwise noted. Any rights of the Purchaser or covenants of the Company which are dependent on the Purchaser holding securities of the Company or which are determined in magnitude by the Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Debentures” includes the New Debenture issued hereunder and “Underlying Shares” includes the New Underlying Shares (except as such terms relate to the registration of the New Underlying Shares). The Security Agreement is hereby amended so that the term “Debentures” includes the New Debenture.

3.             Waivers.

(a)           The Purchaser hereby waives compliance by the Company with the obligations imposed by Section 4.12 of the Purchase Agreement regarding the Purchaser’s right to participate in the purchase of the New Debenture. This Waiver shall not affect the rights set forth in Section 4.12 with respect to future financings.

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(b)           The Purchaser acknowledges that the issuance of the New Debenture will not constitute a transaction which results in an adjustment of the respective conversion or exercise prices of the Debentures or Warrants.

4.             Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the New Debenture by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the New Debenture has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the New Debenture and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(c)          Issuance of the New Debenture. The New Debenture is duly authorized and, upon the execution of this Agreement by the Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The New Underlying Shares, when issued in accordance with the terms of the New Debenture, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Underlying Shares at least equal to the Required Minimum on the date hereof.

(d)          Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 4(d) hereto, the Company hereby represents and warrants to the Purchaser that the Company’s representations and warranties set forth in Annex A to the Letter Agreement dated August 3, 2016 between the parties are true and correct as of the date hereof.

5.             Representations and Warranties of the New Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)          Authority. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account. The Purchaser (i) understands that the New Debentures are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the New Debenture as principal for its own account and not with a view to or for distributing or reselling such New Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such New Debenture (this representation and warranty not limiting the Purchaser’s right to sell the New Underlying Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the New Debenture hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the New Debenture or New Underlying Shares.

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(c)          Purchaser Status. At the time the Purchaser was offered the New Debenture, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)          General Solicitation. The Purchaser is not purchasing the New Debenture as a result of any advertisement, article, notice or other communication regarding the New Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)          Affirmation of Prior Representations and Warranties. The Purchaser hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

6.             Public Disclosure. The Company shall, within one (1) business day of the execution of this Agreement by both the Company and the Purchaser, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby.

7.             Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents as modified by this Agreement. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

8.             Expenses. The Company agrees to pay to the Purchaser upon demand any and all reasonable out-of-pocket costs or expenses (including, without limitation, reasonable legal fees and disbursements) incurred or sustained by the Purchaser, in connection with the preparation of this Agreement and related matters.

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9.             Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchaser.

10.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

11.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

12.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

14.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15.           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	President and Chief Executive Officer

DELAFIELD INVESTMENTS LIMITED

Signature of Authorized Signatory:	/s/ James Keyes

Name of Authorized Signatory:	James Keyes

Title of Authorized Signatory:	Director

Signature of Authorized Signatory:	/s/ Joshua Sason

Name of Authorized Signatory:	Joshua Sason

Title of Authorized Signatory:	Director

Amount of Debenture: $
Warrants:

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